EXHIBIT 10.1

                                                                 CONFORMED COPY


                  THIRD AMENDMENT dated as of June 30, 1999 (this "Amendment"), to the Credit Agreement, dated as of September 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PSINET INC., a corporation organized under the laws of the State of New York (the "Borrower"), the several banks and other financial institutions and entities from time to time parties thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders, Fleet National Bank, as syndication agent for the Lenders, and The Bank of New York as documentation agent for the Lenders.

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower; and

         WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         2. Amendments to the Credit Agreement.

                  (a) Section 6.01 of the Credit Agreement is hereby amended by deleting clause (ix) thereof in its entirety and substituting the following therefor:

                  (ix) Indebtedness permitted by Section 10.08(b)(iii) of the Senior Note Indenture, in an aggregate principal amount not to exceed the lesser of (x) the product of (A) two and (B) the net cash proceeds received by the Borrower since the date of such indenture from sales of its capital stock in public offerings or to strategic investors and (y) $1,100,000,000 less the aggregate principal amount of the 1998 High Yield Notes;

                  (b) The table in Section 6.12(d) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                        Date                                 Consolidated EBITDA
                        ----                                 -------------------
               December 31, 1998                               $(45,000,000)

               March 31, 1999                                  $(40,000,000)

               June 30, 1999                                   $(31,000,000)


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               September 30, 1999                              $(15,000,000)

               December 31, 1999                                         $0

               March 31, 2000                                   $15,000,000

               June 30, 2000                                    $25,000,000

               September 30, 2000                               $40,000,000

               December 31, 2000 and thereafter                 $50,000,000


         3. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to the operation of the Bankruptcy Code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

                  (c) All representations and warranties of the Borrower contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Effective Date) are true and correct as of the date hereof.

         5. Effectiveness. This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent: The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower and the Required Lenders; and

         6. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

         7. Governing Law, Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


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         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   PSINET INC.

                                   By: /s/Larry Winkler
                                        Name:   Larry Winkler
                                        Title:  Vice President and Treasurer



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                                   THE CHASE MANHATTAN BANK, individually and as
                                   Administrative Agent,

                                   By: /s/Tracy Ewing
                                        Name:   Tracy Ewing
                                        Title:  Vice President


                                   FLEET NATIONAL BANK,
                                   individually and as Syndication Agent,

                                   By: /s/Daniel G. Head, Jr.
                                        Name:   Daniel G. Head, Jr.
                                        Title:  Senior Vice President


                                   THE BANK OF NEW YORK,
                                   individually and as Documentation Agent,

                                   By: /s/Gerry Granovsky
                                        Name:   Gerry Granovsky
                                        Title:  Vice President


                                   BANKBOSTON, N.A.,

                                   By: /s/Shepard D. Rainie
                                        Name:   Shepard D. Rainie
                                        Title:  Managing Director




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